UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 20, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 Fifth Avenue, 30th Floor
New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split Charter Amendments

On March 20, 2015, Gramercy Property Trust Inc. (the “Company”) filed with the State Department of Assessments and Taxation of Maryland two Articles of Amendment (the “Amendments”) to its charter that: (i) provided for a 1-for-4 reverse stock split of the issued and outstanding shares of common stock of the Company, par value $0.001 (the “Common Stock”), effective at 5:00 p.m. Eastern time on March 20, 2015, and (ii) provided for the par value of the Common Stock to be changed from $0.004 per share (as a result of the reverse stock split) back to $0.001 per share, effective at 5:01 p.m. Eastern Time on March 20, 2015.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the complete Amendments, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment to Bylaws

The board of directors of the Company approved and adopted an amendment to the Company’s amended and restated bylaws (the “Bylaws”), effective as of March 20, 2015, to eliminate that requirement that the Company provide certificates for its stock if so requested by its stockholders. Specifically, the Bylaws were amended to remove the second sentence of Section 7.01, which read as follows: “Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation.”

A copy of the Company’s Bylaws, as so amended, is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

3.1	Articles of Amendment.

3.2	Articles of Amendment.

3.3	Bylaws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2015	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Articles of Amendment.

3.2	Articles of Amendment.

3.3	Bylaws.